Exhibit 99

Wright Investors’ Service Holdings, Inc. announces new Co-Presidents for its operating company, Wright Investors’ Service, Inc.

MOUNT KISCO, NY and MILFORD, CT ― December 16, 2014 ― Wright Investors’ Service Holdings, Inc.  (OTC Bulletin Board: WISH) announced the election of Amit S. Khandwala and M. Anthony E. van Daalen as Co-Presidents of its operating company and wholly-owned subsidiary, Wright Investors’ Service, Inc. Mr. Khandwala and Mr. van Daalen will be responsible for all phases of Wright’s asset management business.

Mr. Khandwala also acts as Wright’s Co-Chief Investment Officer and Chief Investment Officer of Global Equities.  Mr. Khandwala, who has been with Wright since 1986, manages the Mid Core Strategy, which received the  “Manager of the Decade 2013” award from PSN/Informa. In addition, the Large Growth Strategy that Mr. Khandwala manages, received “Best of The Best” award as of September 2014 from PSN/Informa.

Mr. van Daalen also acts as Wright’s Co-Chief Investment Officer and Chief Investment Officer of Global Fixed Income.   Mr. van Daalen, who has been with Wright since 2002, has overall responsibility for fixed income portfolio management. He also shares overall investment strategy and asset allocation responsibility with Mr. Khandwala. Before joining Wright, he was a Director at Credit Suisse Asset Management following their purchase of Warburg Pincus Asset Management, which he joined in 1992.

Peter M. Donovan, Chief Executive Officer of Wright Investors’ Service, Inc. the operating company, said, “Amit and Anthony have long experience in the investment business and with Wright.  This will enable them to manage the firm as we grow and build on our tradition of providing quality investment services to our clients.  These appointments are well deserved .”

Harvey P. Eisen, Wright Holdings’ Chief Executive Officer said, “Amit and Anthony are proven investment managers and have developed deep relationships with our clients in all segments of our investment management business.  We are confident that their leadership will position us to grow our business in 2015 and in the years to come.”

Wright Investors’ Service Holdings, Inc. through its wholly-owned subsidiary Wright Investors’ Service, Inc., is an investment management and financial advisory firm that is known for its disciplined and quality focus.  For more than 50 years, Wright has used well-defined and sophisticated investment strategies to help institutions, plan sponsors, bank trust departments, trust companies and individual investors achieve their financial objectives through a sensible approach to managing assets that balances risk and return.  At the center of Wright’s investment process is the Wright Investment Committee.  The Committee consists of a select group of senior investment professionals who are supported by an experienced staff. Founded as a research organization in 1960, Wright develops and publishes investment research reports on over 35,000 companies worldwide along with its established investment commentaries on the economy and investment markets.

Forward-Look Statements

This press release contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding Wright’s long-term growth prospects. Forward-looking information may be identified by such forward-looking terminology as “anticipate,” “believe,” “may,” “will,” and similar terms or variations of such terms.  These forward-looking statements involve significant risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  Additional information on these and other risks, uncertainties and factors is included in Wright’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by Wright with the SEC. You are urged to consider all such risks and uncertainties.  In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved.  All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to, and do not plan to, update any such forward-looking statements, other than as required by law.

Contact:
Wright Investors’ Service Holdings, Inc.
Ira J. Sobotko
Vice President and Chief Financial Officer
914-242-5700